UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2019 (February 21, 2019)

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Commission File Number	I.R.S. Employer Identification No.

Windstream Holdings, Inc.	Delaware	001-32422	46-2847717
Windstream Services, LLC	Delaware	001-36093	20-0792300

4001 Rodney Parham Road
Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

	(501) 748-7000
(Registrants’ telephone number, including area code)

	N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01
On February 21, 2019, Windstream Services, LLC (“Windstream Services”), a subsidiary of Windstream Holdings, Inc. (“Windstream Holdings”), obtained a limited waiver (the “Waiver”) under its senior secured credit agreement (the “Credit Agreement”). The Waiver from the “Required Revolving Lenders” under the Credit Agreement provided, among other things, a limited waiver from certain conditions to borrowing under the revolving credit facility in the Credit Agreement. In addition, on February 21, 2019, Windstream Services borrowed $25.0 million under the revolving credit facility. Additional borrowings under the revolving credit facility are now subject to consent from all revolving lenders.
The foregoing description of the Waiver is qualified in its entirety by reference to the full text of the Waiver, a copy of which is attached hereto as Exhibit 10.1.
Item 1.03 Bankruptcy or Receivership
Chapter 11 Filing
On February 25, 2019 (the “Petition Date”), Windstream Holdings and all of its subsidiaries, including Windstream Services (collectively, the “Debtors”), filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors intend to use the court-supervised process to address debt maturities that have been accelerated as a result of the recent decision by Judge Jesse Furman in the Southern District of New York against Windstream Services.
The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure their ability to continue operating in the ordinary course of business and minimize the effect of bankruptcy on the Debtors’ customers and employees, the Debtors filed with the Bankruptcy Court motions seeking a variety of “first-day” relief, including authority to obtain debtor-in-possession financing described below, pay employee wages and benefits, and pay vendors and suppliers in the ordinary course for all goods and services. On February 26, 2019, the Bankruptcy Court granted the “first day” relief.
“Debtor-in-Possession” Financing
Pursuant to a commitment letter dated as of February 25, 2019 by and among Windstream Holdings, Windstream Services and Citigroup Global Markets Inc. (together with certain of its affiliates, “Citi”), Citi has committed to provide senior secured superpriority debtor-in-possession credit facilities in an aggregate principal amount of $1 billion, comprising a superpriority term loan facility (the “Term Facility”) in an aggregate principal amount of up to $500 million (the “Term Loan Commitments”) and a superpriority revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “DIP Facilities”) in an aggregate principal amount of up to $500 million, subject to availability as described below.
During the period commencing on the date of the Bankruptcy Court’s entry of an interim order approving the DIP Facilities in form and substance reasonably satisfactory to Citi (the “Interim Order”) and ending on the date the Bankruptcy Court enters a final non-appealable order in form and substance satisfactory to Citi (the “Final Order”), a portion of the Term Loan Commitments will be available to Windstream Services, subject to satisfaction or waiver of certain conditions precedent, in an amount equal to the lesser of $300 million and such other amount as may be approved by order of the Bankruptcy Court. Upon the Bankruptcy Court’s entry of the Final Order, the full remaining amount of the Term Loan Commitments shall be available to Windstream Services, subject to the satisfaction or waiver of certain conditions precedent. Availability under the Revolving Facility will be, at any date after the entry of the Interim Order, an amount equal to $100 million, and after the entry of the Final Order, an amount equal to $500 million.
The proceeds of loans extended under the DIP Facilities will be used for purposes permitted by orders of the Bankruptcy Court, including (i) for working capital and other general corporate purposes (ii) to pay transaction costs, professional fees and other obligations and expenses incurred in connection with the DIP Facilities, the Chapter 11 Cases and the transactions contemplated thereunder, and (iii) to pay adequate protection expenses, if any, to the extent set forth in any order entered by the Bankruptcy Court.
The maturity date of the DIP Facilities will be 24 months after the closing date of the DIP Facilities.

Loans under the Term Facility and the Revolving Facility will bear interest, at the option of Windstream Services, at (1) a margin plus a base rate of the highest of (i) Citibank, N.A.’s base rate, (ii) the three-month certificate of deposit rate plus 1/2 of 1%, (iii) the Federal funds effective rate plus 1/2 of 1% and (iv) the one-month LIBOR plus 1.00% per annum; or (2) a margin plus LIBOR. From and after the closing date for the DIP Facilities, a non-refundable unused commitment fee will accrue at the rate of 0.50% per annum on the daily average unused portion of the Revolving Facility (whether or not then available).
On February 26, 2019, the Bankruptcy Court approved the DIP Facilities and the DIP Facilities closed on the same day. The foregoing description of the DIP Facilities does not purport to be complete and is qualified in its entirety by reference to the final, executed credit agreement relating to the DIP Facilities, as approved by the Bankruptcy Court.
Item 2.03. Creation of a Direct Financial Obligation or Obligation under an Off Balance Sheet Arrangement of a Registrant.
The information set forth in Items 1.01 and 1.03 is incorporated by reference into this Item 2.03.
Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The commencement of the Chapter 11 Cases constitutes an event of default under certain of Windstream Services’ and its subsidiaries’ debt instruments, including the following (the “Debt Instruments”):

•	Indenture, dated as of October 6, 2010, among Windstream Services, U.S. Bank National Association, as trustee, and the other parties thereto, with respect to the 7.75% Senior Notes due 2020;

•	Indenture, dated as of March 28, 2011, among Windstream Services, U.S. Bank National Association, as trustee, and the other parties thereto, with respect to the 7.75% Senior Notes due 2021;

•	Indenture, dated as of November 22, 2011, among Windstream Services, U.S. Bank National Association, as trustee, and the other parties thereto, with respect to the 7.50% Senior Notes due 2022;

•	Indenture, dated March 16, 2011, among Windstream Services, U.S. Bank National Association, as trustee, and the other parties thereto, with respect to the 7.50% Senior Notes due 2023;

•	Indenture, dated as of January 23, 2013, among Windstream Services, U.S. Bank National Association, as trustee, and the other parties thereto, with respect to the 6 3/8% Senior Notes due 2023;

•
Indenture, dated as of November 6, 2017, among Windstream Services, U.S. Bank National Association, as trustee and collateral agent, and the other parties thereto, with respect to Windstream’s 8.625% Senior First Lien Notes due 2025;

•	Indenture, dated as of December 13, 2017, among Windstream Services, U.S. Bank National Association, as trustee, and the other parties thereto, with respect to the 8.75% Senior Notes due 2024;

•
Indenture, dated as of August 2, 2018, among Windstream Services, Wilmington Trust, National Association, as trustee and as notes collateral agent, and the other parties thereto, with respect to the 9.00% Senior Second Lien Notes due 2025;

•
Indenture, dated as of August 2, 2018, among Windstream Services, Wilmington Trust, National Association, as trustee and as notes collateral agent, and the other parties thereto, with respect to the 10.500% Senior Second Lien Notes due 2024; and

•
Sixth Amended and Restated Credit Agreement, dated as of July 17, 2006, as amended and restated as of April 24, 2015 and thereafter, by and among Windstream Services, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto.

Any efforts to enforce payment obligations under the Debt Instruments and other obligations of the Debtors are automatically stayed as a result of the filing of the Chapter 11 Cases and the holders’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01 Regulation FD Disclosure.
Windstream Holdings and Windstream Services caution that trading in their securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases. Windstream Holdings expects that its stockholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Additional resources for customers, vendors and other stakeholders, and other information on the Chapter 11 filings, can be accessed by visiting the Debtors’ restructuring website at www.windstreamrestructuring.com. Court filings and other documents related to the Chapter 11 process are available on a separate website administered by the Debtors’ claims agent, Kurtzman Carson Consultants LLC at http://www.kccllc.net/windstream. Information is also available by calling 877-759-8815 (toll-free in the U.S.) or +1-424-236-7262 (for parties outside the U.S.).
A copy of the press release dated February 25, 2019 issued by Windstream Holdings announcing the filing of Chapter 11 Cases is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events.
As previously reported, Windstream Services received a notice of default dated September 21, 2017 (the “Notice”) from Aurelius Capital Master Ltd. (“Aurelius”), which alleged that Windstream Services had breached certain covenants under the indenture (the “Indenture”) governing its 6 3/8% Senior Notes due 2023 relating to the transfer of certain assets and the subsequent lease of those assets in connection with the spin-off of Communications Sales & Leasing, Inc. (now known as Uniti Group, Inc.) in April 2015 (the “2015 Transaction”). On November 6, 2017, Windstream Services received consents from holders representing a majority of the outstanding aggregate principal amount of 6 3/8% Senior Notes due 2023 to certain waivers and amendments to the Indenture relating to the defaults alleged in the Notice in connection with certain exchange and consent transactions (the “2017 Exchange and Consent Transactions”).
On October 12, 2017, the trustee under the Indenture filed suit in the United States District Court for the Southern District of New York seeking a declaration that defaults had occurred under the Indenture. Windstream Services filed an answer and affirmative defenses in response to the trustee’s complaint as well as counterclaims against the trustee and Aurelius for declaratory relief. Aurelius filed counterclaims seeking a declaration that the new 6 3/8% Senior Notes due 2023 were improperly issued in the 2017 Exchange and Consent Transactions and the consents received from holders representing a majority of the outstanding aggregate principal amount of 6 3/8% Senior Notes due 2023 did not cure the defaults alleged in the Notice.
On December 7, 2017, Aurelius sent a notice to Windstream Services (the “Notice of Acceleration”) purporting to declare the Notes to be due and payable immediately on the basis of the defaults alleged in the Notice and Windstream Services’ failure to cure such alleged breaches by the end of the cure period.
Trial in the litigation occurred July 23-25, 2018 and the court heard final arguments on July 31, 2018.
On February 15, 2019, Judge Furman of United States District Court for the Southern District of New York issued certain findings of fact and conclusions of law regarding the 2015 Transaction and the 2017 Exchange and Consent Transactions. Judge Furman found that the trustee under the Indenture and/or Aurelius are entitled to a judgment:

•
declaring that, in effecting the 2015 Transaction, Windstream Services failed to comply with the covenants set forth in Section 4.19 of the Indenture restricting certain sale and leaseback transactions;

•	declaring that Windstream Services’ breaches of Section 4.19 constitute a “Default” under Indenture;

•	declaring that the 6 3/8% Senior Notes due 2023 issued in the 2017 Exchange and Consent Transactions do not constitute “Additional Notes” under the Indenture;

•	declaring that the Notice with respect to the foregoing breaches was valid and effective;

•	declaring that those breaches ripened into “Events of Default” as defined in the Indenture on December 6, 2017;

•
declaring that the Notice of Acceleration with respect to those “Events of Default” was valid and effective, and all principal together with all accrued and unpaid interest on the notes became immediately due and payable as of that date;

•	enjoining Windstream Services from taking any further action to issue new notes in contravention of, or to otherwise violate, the Indenture;

•	awarding to Aurelius a money judgment in an amount of $310,459,959.10, plus interest from and after July 23, 2018; and

•	dismissing Windstream Services’ counterclaims with prejudice.

A judgment has not yet been entered by the District Court. Windstream Services is considering its appellate options.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description
Exhibit 10.1
Limited Waiver to Credit Agreement, dated as of February 21, 2019, to the Sixth Amended and Restated Credit Agreement, among Windstream Services, LLC, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain lenders party thereto.

Exhibit 99.1	Press Release issued by Windstream Holdings, Inc. dated February 25, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM HOLDINGS, INC.

By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody
Title:	Senior Vice President - General Counsel and Corporate Secretary

WINDSTREAM SERVICES, LLC

By:	/s/ Kristi M. Moody
Name:	Kristi M. Moody
Title:	Senior Vice President - General Counsel and Corporate Secretary

Dated: February 28, 2019